SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.    20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

March 24, 2009

TXCO Resources Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-9120	84-0793089
(State of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

777 E. Sonterra Blvd., Suite 350
San Antonio, Texas	78258
(Address of principal executive offices)	(Zip Code)

(210) 496-5300
(Registrant's telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure.

In a meeting with analysts and stockholders on March 24, 2009, James E. Sigmon, the Chief Executive Officer of TXCO Resources Inc. (the “Company”), inadvertently disclosed initial data from flow tests conducted on March 23, 2009 on the Company’s San Pedro Ranch #2 Well in the Maverick Basin of Southwest Texas.  The well flowed natural gas at rates in excess of 10.0 MMcf/day from the Pearsall formation.  This was the maximum flow rate achievable with the flowback equipment that is now in place.  After the initial test at 10.0 MMcf/day, the well began producing proppant and was cut back to 5.5 MMcf/day to cease production of the proppant.

This Form 8-K is being furnished solely to satisfy the requirements of Regulation FD in light of the inadvertent disclosure.  The Company does not intend to update this information or release similar information in the future.  The furnishing of the information under Item 7.01 in this Current Report on Form 8-K is not intended to, and does not, constitute a determination or admission by the Company that the information under Item 7.01 in this Current Report on Form 8-K is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

This Form 8-K contains “forward-looking statements” within the meaning of the safe harbor provisions of the federal securities laws.  It should be read in conjunction with “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s periodic reports filed with the Securities and Exchange Commission, that discuss important factors that could cause the Company’s results to differ materially from those anticipated in such statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TXCO Resources Inc.

Dated: March 25, 2009	By:	/s/ P. Mark Stark
P. Mark Stark
Chief Financial Officer
(Principal Accounting and Financial Officer)